Exhibit 99.2

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

For Immediate Release	Company Contact:
Nancy C. Broadbent
Senior Vice President and
Chief Financial Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

Orthovita to Host Investor Breakfast on Wednesday,

November 11, 2009 in San Francisco, CA

MALVERN, PA, November 4, 2009 — Orthovita, Inc. (Nasdaq: VITA) today announced that it will be hosting an investor breakfast from 7:00 A.M. to 9:00 A.M. PST on Wednesday, November 11, 2009, at the W Hotel in San Francisco, CA. This event will coincide with the annual meeting of the North American Spine Society (NASS) and will feature presentations by prominent surgeons on the practice of managing vertebral compression fractures (VCFs), including the role of Cortoss™, Orthovita’s novel biomaterial for the treatment of VCFs. Orthovita’s senior management will also provide an update on the commercialization of Cortoss.

Institutional buy side investment professionals and sell side analysts are invited to attend in person. The event will be available to the public via live Webcast at http://www.orthovita.com/investors/. To listen to the live event and view the corresponding presentation, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay of the event will be available within 24 hours after the event. A replay of the webcast will be available for 90 days at the same location.

Pre-registration for the event is required. To pre-register, please contact Robert Stanislaro at (212) 850-5657 or robert.stanislaro@fd.com. Location and event details will be e-mailed to eligible professionals who pre-register. To enable Orthovita to make the necessary arrangements, pre-registration will close on November 9, 2009.

About the Company

Orthovita is an orthobiologics and biosurgery company that develops and markets novel medical devices. Our orthobiologics platform offers products for the fusion,

regeneration, and fixation of human bone. Our biosurgery platform offers products for controlling intra-operative bleeding, also known as hemostasis. Our current fusion and regeneration products are based on our proprietary VITOSSTM Bone Graft Substitute technology and address the non-structural bone graft market with synthetic, bioactive alternatives to patient- and cadaver-derived bone tissue. CORTOSSTM Bone Augmentation Material, an injectable, polymer composite that mimics the structural characteristics of human bone, provides the basis for our fixation portfolio. CORTOSS received FDA clearance in June 2009 for vertebral augmentation. Our hemostasis portfolio includes VITAGELTM Surgical Hemostat, a unique, collagen-based matrix that controls bleeding and facilitates healing, and VITASURE™ Absorbable Hemostat, a plant-based product that can be deployed quickly throughout surgery.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the demand and market acceptance of our products, including CORTOSS, our ability to successfully launch Cortoss, our ability to achieve our sales and net loss forecast for 2009, and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors.” Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.